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Exhibit 23.3

RYDER SCOTT COMPANY		FAX (303) 623-4258
PETROLEUM CONSULTANTS
TBPE REGISTERED ENGINEERING FIRM F-1580
621 SEVENTEENTH STREET SUITE 1550	DENVER, COLORADO 80293	TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-4 of Antero Resources Finance Corporation and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and related prospectus of information contained in our report dated January 19, 2012 relating to the estimates of the oil and gas reserves and related revenues of Antero Resources LLC's Piceance Basin Properties.

        We further consent to the reference to this firm under the heading "EXPERTS" in the Registration Statement and related prospectus.

                      /s/Ryder Scott Company, LP

                      Ryder Scott Company, LP

Denver, Colorado
March 29, 2012

1100 LOUISIANA, SUITE 3800 1015 4TH STREET S.W., SUITE 600	HOUSTON, TEXAS 77002-5218 CALGARY, ALBERTA T2A 1J4	TEL (713) 651-9191 TEL (403) 262-2799	FAX (713) 651-0849 FAX (403) 262-2790

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS